Exhibit 10.1

GUARANTY AGREEMENT JOINDER

This Guaranty Agreement Joinder is dated as of September 25, 2023 and is executed by Magellan Midstream Partners, L.P., a Delaware limited partnership (“Additional Guarantor”), in favor of Citibank, N.A., as administrative agent (the “Administrative Agent”) and the Lenders (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement hereinafter referenced.

RECITALS

WHEREAS, ONEOK, Inc., an Oklahoma corporation (the “Borrower”), is party to that certain Amended and Restated Credit Agreement dated as of June 10, 2022, among the Borrower, the Lenders from time to time party thereto (collectively, the “Lenders”; individually, a “Lender”), and Citibank, N.A., as Administrative Agent, an L/C Issuer and a Swing Line Lender, (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 26, 2023, and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, ONEOK Partners Intermediate Limited Partnership and ONEOK Partners, L.P., each a Delaware limited partnership, have executed that certain Amended and Restated Guaranty Agreement, dated as of June 10, 2022 in favor of Administrative Agent (as amended, restated, or otherwise modified from time to time, the “Guaranty Agreement”); and

WHEREAS, Additional Guarantor has agreed to execute and deliver this Guaranty Agreement Joinder in order to become a party to the Guaranty Agreement and a Guarantor under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Lenders to continue to extend credit to the Borrower in accordance with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Guarantor, for the benefit of the Administrative Agent and the Lenders, hereby agrees as follows:

1. Additional Guarantor shall be a Guarantor for purposes of the Guaranty Agreement, effective from the date hereof, and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty Agreement (including all waivers, releases, indemnifications and submissions set forth therein), all of which terms are incorporated herein by reference, as if Additional Guarantor were a signatory party thereto; and, accordingly, Additional Guarantor hereby, jointly and severally with the other Guarantors party to the Guaranty Agreement, unconditionally and irrevocably guarantees the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and further agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by any Lender in enforcing any rights under the Guaranty Agreement, in all respects upon the terms set forth in the Guaranty Agreement. Notwithstanding anything contained herein or in the Guaranty Agreement to the contrary, the obligations of the Additional Guarantor under the Guaranty Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Guaranty Agreement subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable federal or state law.

2. From and after the date hereof, all references to the “Guarantors,” or each individual “Guarantor,” in the Credit Agreement shall be deemed to include Additional Guarantor, in addition to the other Guarantors.

3. Additional Guarantor hereby represents and confirms that the representations and warranties of the Guarantors set forth in the Credit Agreement and incorporated by reference in the Guaranty Agreement are true and correct in all material respects with respect to Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

4. This Guaranty Agreement Joinder and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Acceptance and notice of acceptance hereof are hereby waived in all respects.

5. This Guaranty Agreement Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Agreement Joinder shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Additional Guarantor and the Administrative Agent. Delivery of an executed signature page to this Guaranty Agreement Joinder by facsimile transmission or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually signed counterpart hereof.

6. This Guaranty Agreement Joinder is a Loan Document.

7. All communications and notices hereunder shall be in writing and given as provided in the Guaranty Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth on Schedule 1 to the Guaranty Agreement Joinder.

8. This Guaranty Agreement Joinder, the Guaranty Agreement, and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty Agreement Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its sole General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

CITIBANK, N.A.,

as Administrative Agent

By:	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

SCHEDULE I TO THE
GUARANTY AGREEMENT JOINDER

One Williams Center

P.O. Box 22186

Tulsa, OK 74121-2186

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